EXHIBIT (i)(4)


[SUTHERLAND ASBILL & BRENNAN LLP]



                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP




We consent to the reference to our firm under the heading "Legal Counsel" in the statement of additional information included in Post-Effective Amendment No. 6 to the Registration Statement on Form N-1A for Kelmoore Strategic Trust (File No. 333-69365). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

SUTHERLAND ASBILL & BRENNAN LLP





By:        /s/ Kimberly J. Smith
      -------------------------------
      Kimberly J. Smith

Washington, D.C.
December 20, 2000